SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

                              (Amendment No.  )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

 [ ] Preliminary Proxy Statement
 [X] Definitive Proxy Statement
 [ ] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to S. 240.14a-11(c) or S. 240.14a-12

                       Phoenix Total Return Fund, Inc.
               (Name of Registrant as Specified in its Charter)
                         Patricia O. McLaughlin, Esq.
                c/o Phoenix Home Life Mutual Insurance Company
                               One American Row
                         Hartford, Connecticut 06115
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check appropriate box):

 [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2), or
     Investment Company Act Rule 20a-1(c).
 [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3).
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11* /:

  4) Proposed maximum aggregate value of transaction:
  * / Set forth in the amount on which the filing fee is calculated and state how it was determined.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

  2) Form, Schedule or Registration No.:

  3) Filing Party:

  4) Date Filed:

                        PHOENIX TOTAL RETURN FUND, INC.

                              101 Munson Street
                       Greenfield, Massachusetts 01301

   Notice of Special Meeting in lieu of the Annual Meeting of Shareholders

                                July 27, 1995

To the Shareholders:

A Special Meeting in lieu of the Annual Meeting of Shareholders of Phoenix Total Return Fund, Inc. (the "Fund") will be held in the offices of the Fund, 101 Munson Street, Greenfield, Massachusetts 01301, on Thursday, July 27, 1995 at 11:00 a.m. for the following purposes:

(1) To fix at eleven the number of Directors to serve until the next Annual Meeting and until their successors are chosen and qualified, and to elect the number of Directors so fixed;

(2) To ratify or reject the selection of Price Waterhouse, independent accountants, to audit financial statements of the Fund;

(3) To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed May 31, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

Whether or not you plan to attend the meeting in person, please vote your shares by completing, dating and signing the enclosed proxy and returning it promptly in the postage paid return envelope enclosed for your use. Prompt return of proxies by shareholders will save the Fund and shareholders the costs associated with further solicitation.

By Order of the Board of Directors,
G. Jeffrey Bohne, Clerk

Greenfield, Massachusetts
June 20, 1995

                        PHOENIX TOTAL RETURN FUND, INC.

                              101 Munson Street
                       Greenfield, Massachusetts 01301

                               PROXY STATEMENT

 For The Special Meeting in Lieu of The Annual Meeting of Shareholders to be
                              Held July 27, 1995


The enclosed proxy is solicited by the Board of Directors of Phoenix Total Return Fund, Inc. (the "Fund") for use at the Special Meeting in lieu of the Annual Meeting of Shareholders to be held on Thursday, July 27, 1995, and at any adjournment thereof. Shareholders of record at the close of business on May 31, 1995 ("Shareholders") are entitled to notice of and to vote at the meeting or any adjourned session. On that date, there were issued and outstanding 22,735,208.234 shares, par value $1 per share, of the Fund (the "Shares"). Each Shareholder will be entitled to one vote for each full Share (and a fractional vote corresponding to any fractional Share) registered in his or her name on the Fund's books on the record date and not thereafter repurchased or redeemed by the Fund.


All Shares will be voted in accordance with the specifications on duly executed proxies for such Shares. If a duly executed proxy does not specify a choice between approval or disapproval of, or abstention with respect to, any proposal, the Shares represented by the proxy will be voted in favor of the proposal. Any Shareholder executing a proxy has the power to revoke it at any time before it is exercised by executing and submitting to the Fund a later-dated proxy or written notice of revocation or by attending the meeting and voting in person.


In addition to the solicitation of proxies by mail, officers and employees of Phoenix Investment Counsel, Inc., the Fund's investment adviser (the "Adviser"), officers and employees of Phoenix Equity Planning Corporation, the Fund's Distributor and Financial Agent, and persons retained for the purpose may solicit proxies personally or by telephone or telegram. Banks, brokers, fiduciaries and nominees will, upon request, be reimbursed by the Fund for their reasonable expenses in sending proxy material to beneficial owners of Fund shares. The cost of solicitation of proxies, which is estimated to approximate $16,000, will be borne by the Fund.


As used in this Proxy Statement, the term "a majority of the outstanding shares" means the lesser of (i) 67% of the Shares represented at a meeting at which more than 50% of the outstanding Shares are represented or (ii) more than 50% of the outstanding Shares. The terms "assignment" and "interested person" as used in this Proxy Statement have the respective meanings provided therefor in the Investment Company Act of 1940 (the "1940 Act").


In the event that insufficient votes in favor of any of the items set forth in the attached Notice of the meeting are received by the time scheduled for the meeting, the meeting may be held for the purposes of voting on those proposals for which sufficient votes have been received and the persons named as proxies may propose one or more adjournments of the meeting for a period or periods of not more than sixty days in the aggregate to permit further solicitation of proxies with respect to any proposals for which sufficient votes have not been received. Any such adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of such proposals. They will vote against such adjournment those proxies required to be voted against any such proposal.

If a Shareholder abstains from voting as to any matter, then the Shares held by such Shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the Shares covered by such non-vote proxy shall be deemed present at the meeting for all purposes except for the purposes of calculating the vote with respect to such matter.


This Proxy Statement and the enclosed form of proxy are first being mailed to Shareholders on or about June 20, 1995. The Fund will furnish, without charge, a copy of its most recent annual report. To receive an annual report, a shareholder should send a request to: Ms. Elizabeth Sadowinski, 100 Bright Meadow Boulevard, P.O. Box 2200, Enfield, CT 06083-2200 or call, toll free, at (800) 243-4361.



                            ADDITIONAL INFORMATION
Security Ownership of Certain Beneficial Owners and Management



No person or group is known by the Fund to own beneficially more than 5% of the Fund's outstanding Shares. Directors, nominees for election as Directors and officers of the Fund as a group (18 persons in all) own beneficially less than 1% of the Fund's outstanding shares.


Information Concerning Investment Adviser


The Fund's investment adviser is Phoenix Investment Counsel, Inc. (the "Adviser"), One American Row, Hartford, Connecticut 06115-2520. Originally organized in 1932 as John P. Chase, Inc., the Adviser has been engaged in the management of the Fund since 1967. In addition to the Fund, the Adviser also serves as investment adviser to Phoenix Series Fund, The Phoenix Edge Series Fund and Phoenix Multi-Portfolio Fund and as sub-adviser to the American Skandia Trust, Chubb America Fund, Inc., SunAmerica Series Trust and JNL Series Trust.


As compensation for its services to the Series of Phoenix Series Fund, the Adviser is entitled to a fee, based on an annual percentage rate of the average of the aggregate daily net asset values of each Series as follows: for the first $1 billion in assets, 0.70%, 0.70%, 0.65%, 0.65%, 0.55%, 0.45%
and 0.40% for the Growth, U.S. Stock, Convertible, High Yield, Balanced, U.S. Government and Money Market Series respectively; for the next $1 billion in assets, 0.65%, 0.65%, 0.60%, 0.60%, 0.50%, 0.40% and 0.35% for those Series respectively, and for assets over $2 billion, 0.60%, 0.60% 0.55%, 0.55%, 0.45%, 0.35% and 0.30% for those Series respectively. The amounts payable to the Adviser are based upon the average of the values of the net assets of the Series as of the close of business each day.


As compensation for its services to the Series of The Phoenix Edge Series Fund, other than the Real Estate Securities Series, the Adviser is entitled to a fee based on an annual percentage rate of the average of the aggregate daily net asset values of each Series of The Phoenix Edge Series Fund as follows: for the first $250,000,000 in assets, 0.40%, 0.50%, 0.55%, 0.60%,
0.70% and 0.75% from the Money Market, Bond, Balanced, Total Return, Growth and International Series respectively; for the next $250,000,000 in assets, 0.35%, 0.45%, 0.50%, 0.55%, 0.65% and 0.70% for the Money Market, Bond,
Balanced, Total Return, Growth and International Series respectively; and for assets over $500,000,000, 0.30%, 0.40%, 0.45%, 0.50%, 0.60% and 0.65% from the Money Market, Bond, Balanced, Total Return, Growth and International Series respectively. The amounts payable to the Adviser are based upon the average of the values of the net assets of the Series as of the close of business each day.


As compensation for its services to the Portfolios of the Phoenix Multi-Portfolio Fund, other than the Real Estate Securities Portfolio, the Adviser is entitled to a fee based on an annual percentage rate of the average of the aggregate daily net asset values of each Portfolio as follows: for the first $1 billion in assets, 0.45%, 0.75%, 0.75%, 0.75% and 0.50% for the Bond, Capital Appreciation, International, Endowment Equity and Diversified Income Portfolio respectively; for the next $1 billion in assets, 0.40%, 0.70%, 0.70%, 0.70% and 0.45% for those Portfolios respectively; and for assets over $2 billion, 0.35%, 0.65%, 0.65%, 0.65%, and 0.40% for those
Portfolios respectively. The amounts payable to the Adviser are based upon the average of the values of the net assets of the Portfolios as of the close of business each day.


As compensation for its services to American Skandia Trust, the Adviser is entitled to a monthly fee for the previous month at the annual rate of 0.50% of the portion of the average daily net assets of the AST Balanced Portfolio and the AST Growth Portfolio not in excess of $25 million; 0.40% of the portion of each Portfolio's average daily net assets over $25 million but not in excess of $75 million; and 0.30% of that portion in excess of $75 million. As compensation for its services to Chubb America Fund, Inc., the Adviser is entitled to a quarterly fee at the annual rate of 0.50% of the first $200,000,000 of the average of the aggregate net asset values of the Balanced Portfolio determined as of the close of business on each day and, in the case of any day which is not a business day, determined as of the close of business on the last preceding business day, of all of the issued and outstanding shares of the Balanced Portfolio ("net asset value") during the quarter preceding such payment, reduced to 0.45% of such net asset value in excess of $200,000,000 up to $1,300,000,000 and further reduced to 0.40% of such net asset value in excess of $1,300,000,000. As compensation for its services to SunAmerica Series Trust, the Adviser is entitled to a monthly fee at the annual rate of 0.35% per annum on the first $50 million of the average daily net assets of the Growth Portfolio; 0.30% per annum of the next $100 million, 0.25% per annum on the next $150 million; 0.20% per annum on the next $200 million; and 0.15% per annum thereafter. As compensation for its services to the JNL/Phoenix Investment Counsel Balanced Series and the JNL/Phoenix Investment Counsel Growth Series, the Adviser is entitled to a monthly fee at the annual rate of 0.50% on the first $50 million of average daily net assets; 0.40% on those assets from $50 million to $150 million; 0.30% on those assets from $150 million to $300 million; 0.25% on those assets from $300 million to $500 million and 0.20% on those amounts over $500 million for each of the Series respectively.



As of April 30, 1995, the Phoenix Series Fund, The Phoenix Edge Series Fund, Phoenix Multi-Portfolio Fund, American Skandia Trust, Chubb America Fund, Inc., SunAmerica Series Trust and JNL Series had assets under management of approximately, $5.8 billion, $1.5 billion; $745.1 million; $173.8 million; $11.7 million; and $130.0 million, respectively. As of May 31, 1995, JNL Series Trust had assets under management of approximately $1 million.



All of the outstanding stock of the Adviser is owned by Phoenix Equity Planning Corporation ("Equity Planning"). All of the outstanding shares of Equity Planning are owned by Phoenix Securities Group, Inc. ("Securities Group"), a wholly-owned indirect subsidiary of Phoenix Home Life Mutual Insurance Company ("Phoenix Home Life"). The principal offices of Phoenix Home Life and Securities Group are located at One American Row, Hartford, Connecticut 06115- 2520. Equity Planning's principal offices are located at 100 Bright Meadow Boulevard, P.O. Box 2200, Enfield, Connecticut 06083-2200. Phoenix Home Life is in the business of writing ordinary and group life and health insurance and annuities. It was founded in 1851 and at December 31, 1994 had total assets of approximately $12 billion and net insurance in force of approximately $123 billion. Equity Planning acts as Distributor and Financial Agent for the Fund.


The Directors of the Adviser are Michael E. Haylon, President and Principal Executive Officer, Robert W. Fiondella, Martin J. Gavin, Philip R. McLoughlin, Richard C. Shaw and Dona D. Young. The address of these Directors is One American Row, Hartford, Connecticut 06115-2520. The principal occupation of each director is that of an executive officer of Phoenix Home Life.

Philip R. McLoughlin, an officer and Director of the Fund, is a Director of the Adviser. G. Jeffrey Bohne, James M. Dolan, Robert J. Milnamow and William
R. Moyer, officers of the Fund, are also officers of the Adviser.

Robert W. Fiondella, Martin J. Gavin, Philip R. McLoughlin, Charles J. Paydos, and Dona D. Young are directors of Equity Planning, the Fund's Distributor and Financial Agent. For services to the Fund during the fiscal years ended

December 31, 1992, 1993, and 1994 Equity Planning received fees of $14,652, $189,938, and $130,398, respectively. Of these gross selling commissions, $416, $46,281, and $34,850, respectively, were allowed to dealers. For services in its capacity as Financial Agent for the Fund during the fiscal years ended December 31, 1992, 1993 and 1994, Equity Planning received fees of $18,904, $40,862, and $15,085, respectively.


Portfolio Transactions and Brokerage

In effecting portfolio transactions for the Fund, the Adviser adheres to the Fund's policy of seeking best execution and price, determined as described below, except to the extent it is permitted to pay higher brokerage commissions for "brokerage and research services" as defined herein. The Adviser may cause the Fund to pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission which another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. As provided in Section 28(e) of the Securities Exchange Act of 1934, "brokerage and research services" include advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, the availability of securities or purchasers or sellers of securities; furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and effecting securities transactions and performing functions incidental thereto (such as clearance and settlement). Brokerage and research services provided by brokers to the Fund or the Adviser are considered to be in addition to and not in lieu of services required to be performed by the Adviser under its contract with the Fund and may benefit both the Fund and other clients of the Adviser. Conversely, brokerage and research services provided by brokers to other clients of the Adviser may benefit the Fund. Where transactions are made in the over-the-counter market, the Adviser will cause the Fund to deal with the primary market makers, unless more favorable prices are otherwise obtainable.

The determination of what may constitute best execution and price in the execution of a securities transaction by a broker involves a number of considerations including, without limitation, the overall direct net economic result to the Fund (involving both price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability to effect the transaction at all where a large block is involved, availability of the broker to stand ready to execute possibly difficult transactions in the future and the financial strength and stability of the broker. Such considerations are judgmental and are weighed by the Adviser in determining the overall reasonableness of brokerage commissions paid by the Fund.

The policy of the Fund with respect to brokerage is and will be reviewed by the Board of Directors of the Fund from time to time. Because of the possibility of further regulatory developments affecting the securities exchanges and brokerage practices generally, the foregoing practices may be changed, modified or eliminated.


For the fiscal years ended December 31, 1992, 1993 and 1994, brokerage commissions paid by the Fund on portfolio transactions totalled $238,212, $277,283, and $889,406, respectively. None of such commissions was paid to a broker who was an affiliated person of the Fund or an affiliated person of such a person or, to the knowledge of the Fund, to a broker an affiliated person of which was an affiliated person of the Fund or the Adviser. Total brokerage commissions paid during the fiscal year ended December 31, 1994 included brokerage commissions of $869,827 on portfolio transactions aggregating $630,048,548 executed by brokers who provided research and other statistical and factual information.


Investment decisions for the Fund are made independently from those of the other investment companies advised by the Adviser. Simultaneous transactions are inevitable when several funds are managed by the same investment adviser, particularly when the same security is suited for the investment objectives of more than one fund. When two or more funds advised by the Adviser are simultaneously engaged in the purchase or sale of the same security, the transactions are allocated among the funds in a manner equitable to each fund. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Fund is concerned. In other cases, however, it is believed that the ability of the Fund to participate in volume transactions will produce better executions for the Fund. It is the opinion of the Board of Directors of the Fund that the desirability of utilizing the Adviser as investment adviser to the Fund outweighs the disadvantages that may be said to exist from simultaneous transactions.


For the fiscal years ended December 31, 1992, 1993 and 1994, portfolio turnover rates for the Fund were 322%, 246%, and 225%, respectively.


The Investment Adviser Contract

The contract between the Fund and the Adviser was approved by the shareholders on November 29, 1993. The contract, dated January 1, 1994, provides that the Adviser shall furnish the Fund investment advice, certain administrative services, office space and facilities, and shall pay the compensation of all officers and employees of the Fund. All expenses (other than those specifically referred to as being borne by the Adviser) incurred in the operation of the Fund, including, among others, taxes, brokerage fees and commissions, fees of Directors who are not full time employees of the Adviser or any of its affiliates, charges of custodians, transfer and dividend disbursing agents and registrars, bookkeeping, auditing and legal expenses, expenses of insurance premiums for fidelity and other coverage and extraordinary expenses and expenses of a non-recurring nature which may include, but not be limited to, the reasonable and proportionate cost of any reorganization or acquisition of assets and the cost of legal proceedings to which the Fund is a party, will be borne by the Fund.


The contract provides that, as compensation for its services to the Fund, the Adviser is entitled to a fee, payable within five days after the end of each month, at the annual rate of 0.65% of the average of the aggregate daily net asset values of the Fund up to $1 billion; 0.60% of such value between $1 billion and $2 billion; and 0.55% of such value in excess of $2 billion. It also provides that the Fund will reimburse the Adviser on a cost basis in the event the Adviser provides any services (excluding printing) involved in maintaining registrations of the Fund and of its shares with the Securities and Exchange Commission or involved in the preparation of shareholder reports. The Adviser has agreed to reimburse the Fund for the amount, if any, of the expenses of the Fund (including the Adviser's compensation but excluding interest, brokerage cost, taxes and extraordinary expenses) for any fiscal year which exceeds the level of expenses which the Fund is permitted to bear under the most restrictive expense limitation imposed (and not waived) on the Fund by any state in which shares of the Fund are then qualified for sale. Currently, the most restrictive state expense limitation provisions limit such expenses of the Fund to 2.5% of the first $30 million of average net assets, 2% of the next $70 million of such net assets and 1.5% of such net assets in excess of $100 million. For the fiscal years ended December 31, 1992, 1993 and 1994, it was not necessary that the Adviser reimburse ordinary operating expenses of the Fund and the Adviser's fees of $236,299, $510,775, and $2,276,834, respectively were not reduced.


The contract continues in effect only so long as (1) such continuance is specifically approved at least annually by the Board of Directors of the Fund or by the vote of a majority of the outstanding shares of the Fund and (2) such continuance or any renewal and the terms of such contract have been approved by the vote of a majority of Directors of the Fund who are not interested persons of the Adviser or of the Fund, cast in person at a meeting called for the purpose of voting on such approval. The contract automatically terminates upon its assignment and is terminable at any time, without penalty, on 60 days' written notice, by the Board of Directors of the Fund, by vote of a majority of the outstanding shares of the Fund or by the Adviser.

                                   PROPOSALS
                                PROPOSAL NO. 1
                            ELECTION OF DIRECTORS

The By-Laws of the Fund provide that the Board of Directors shall consist of not fewer than three Directors and that the number of Directors for each year shall be fixed by vote at the meeting at which they are elected. The persons named in the enclosed proxy intend, unless authority is withheld, to vote for fixing the number of Directors at eleven and for the election as Directors of the nominees named below. All of the nominees have been recommended by the Nominating Committee, which consists solely of Directors who are not interested persons of the Fund. All of the nominees are presently Directors of the Fund. Ten of the nominees were previously elected by shareholders on June 24, 1994. Mr. Weicker was elected a Director by the other Directors effective February 16, 1995. The Directors are recommending that the shareholders fix the number of Directors at eleven and elect the persons whom they have nominated for election.

Each of the nominees has agreed to serve as a Director if elected. If, at the time of the meeting, any nominee should be unavailable for election (which is not presently anticipated), the persons named as proxies may vote for other persons in their discretion. Directors will hold office until the earlier of their retirement or the next annual meeting of shareholders and the selection and qualification of their successors. Executive officers are elected at the first meeting of the Board of Directors following the annual meeting of shareholders and hold office until the first meeting of the Board of Directors following the next annual meeting of shareholders and until their successors are chosen and qualified.

The following table sets forth information as to the principal occupations during the past five years of nominees for election as Directors and of the Fund's executive officers and also sets forth information as to certain other directorships held by nominees for election as Directors.

Nominees for Election as Directors

C. DUANE BLINN, 67, Director since 1986. Partner in the law firm of Day, Berry & Howard; Trustee/Director, the Phoenix Funds; Trustee/Director, the National Affiliated Investment Companies (May, 1993-December, 1993).

**ROBERT CHESEK, 60, Director since 1981 (Chairman from 1989 to 1994). Vice President, Common Stock, Phoenix Home Life Mutual Insurance Company (until
1993); Trustee/Director, the Phoenix Funds; Director and Chairman, Phoenix Investment Counsel, Inc. (until 1994); Trustee/Director and Chairman, the National Affiliated Investment Companies (May, 1993-December, 1993).

E. VIRGIL CONWAY, 65, Director since 1993. Chairman, Financial Accounting Standards Advisory Council. Trustee/Director, the Phoenix Funds, Consolidated Edison Company of New York, Inc., Pace University, Atlantic Mutual Insurance Company, HRE Properties, Greater New York Councils, Boy Scouts of America, Union Pacific Corp., Atlantic Reinsurance Company, Centennial Insurance Company, Josiah Macy, Jr. Foundation, and the Harlem Youth Development Foundation; Director, Accuhealth, Trism, Inc., Realty Foundation of New York, and the New York Housing Partnership Development Corp.; Chairman, Audit Committee of the City of New York; Board Member, Metropolitan Transportation Authority. Advisory Director, Fund Directions, Blackrock Mortgage Securities Fund and Blackrock Freddie Mac Mortgage Securities Fund; Director/Trustee, the National Affiliated Investment Companies (1987-1993); Director, New York Chamber of Commerce and Industry (1979-1990).

HARRY DALZELL-PAYNE, 65, Director since 1993. Trustee/Director, the Phoenix Funds. Director, Farragut Mortgage Co., Inc. (1991-1994). Consultant, The Levett Group Holding, Inc. (1989-1990) and independent real estate market consultant (1982-1990). Director/Trustee, the National Affiliated Investment Companies (1987-1993); formerly, a Major General of the British Army.

LEROY KEITH, JR., 56, Director since 1986. Trustee/Director, the Phoenix Funds; Trustee, Keystone Liquid Trust, Keystone Tax Exempt Trust, Keystone Tax Free Fund, Master Reserves Trust and Master Reserves Tax Free Trust; Director, Keystone International Fund, Inc. Director, Equifax Corporation; President, Morehouse College (1987-1994); Director/Trustee, the National Affiliated Investment Companies (May, 1993-December, 1993); Director, First Union Bank of Georgia (1989-1993) and Blue Cross/Blue Shield (1989-1993).

*PHILIP R. McLOUGHLIN, 48, Director and President since 1989. Executive Vice President and Chief Investment Officer, Phoenix Home Life Mutual Insurance Company; Director/Trustee and President, the Phoenix Funds; Director and President, Phoenix Equity Planning Corporation; Director, Phoenix Investment Counsel, Inc. and Phoenix Realty Securities, Inc.; Director, Chairman and Chief Executive Officer, National Securities & Research Corporation; Director and President, PHL Mutual Funds Holdings, Inc.; Director/Trustee, the National Affiliated Investment Companies (May, 1993-December, 1993).

JAMES M. OATES, 49, Director since 1987. Managing Director, The Wydown Group; Trustee/Director, the Phoenix Funds; Director, Stifel Financial Corporation and Govett Worldwide Opportunity Funds Inc.; President and Chief Executive Officer, Neworld Bank (1984-1994); Director, Massachusetts Bankers Association (1990-1993); Director/ Trustee, the National Affiliated Investment Companies (May, 1993-December, 1993); Director, Savings Bank Life Insurance Company (1988-1994).

PHILIP R. REYNOLDS, 68, Director since 1986. Director, Vestaur Securities, Inc. (mutual fund); Trustee and Treasurer, J. Walton Bissell Foundation, Inc.; Trustee/Director, the Phoenix Funds; Director/Trustee, the National Affiliated Investment Companies (May, 1993-December, 1993). Director until 1989: Phoenix Investment Counsel, Inc. and Phoenix Equity Planning Corporation; Executive Vice President, Phoenix Home Life Mutual Insurance Company (until 1989).

HERBERT ROTH, JR., 66, Director since 1986. Trustee/Director, the Phoenix Funds; Director, Phoenix Home Life Mutual Insurance Company, Boston Edison Company, Landauer, Inc. (medical services), Tech Ops./Sevcon Inc. (electronic controllers), and Mark IV Industries (diversified manufacturer); Director, Key Energy Group (oil rig service)(1988-1994); Director/Trustee, the National Affiliated Investment Companies (May, 1993-December, 1993).

RICHARD E. SEGERSON, 49, Director since 1993. Trustee/Director, the Phoenix Funds; Vice President and General Manager, Coats & Clark, Inc. (previously Tootal American, Inc.) (1991-1993); Director/Trustee, the National Affiliated Investment Companies (1984-1993); Consultant, Tootal Group (1989-1991).

LOWELL P. WEICKER, JR., 64, Director since 1995. Trustee/Director, the Phoenix Funds; Chairman, Dresing, Lierman, Weicker; Governor of the State of Connecticut (1991-1995); President, Research! America (1988-1990).

*Indicates that the nominee is an "interested person" of the Fund, as that term is defined in the Investment Company Act of 1940. Mr. McLoughlin is a director and therefore an "interested person" of the Fund's Investment Adviser and, as such, is an "interested person" of the Fund.

**Indicates that the nominee was an officer of the investment adviser during the last five years. Until 1994, Mr. Chesek served as Chairman of the Fund's Investment Adviser.

Executive Officers

(Other than Philip R. McLoughlin, President, who is described above.)

JAMES M. DOLAN, 45, Vice President since 1989. Vice President and Compliance Officer, Phoenix Equity Planning Corporation; Vice President, the Phoenix Funds and Phoenix Investment Counsel, Inc.; Vice President and Com pliance Officer, National Securities & Research Corporation; Vice President and Chief Compliance Officer, Phoenix Realty Advisors, Inc.; Chief Compliance Officer, Phoenix Realty Securities, Inc.; Vice President, the National Affiliated Investment Companies (May, 1993-December, 1993).

ROBERT J. MILNAMOW, 44, Vice President since 1989. Portfolio Manager, Common Stock, Phoenix Home Life Mutual Insurance Company; Vice President, The Phoenix Edge Series Fund and Phoenix Investment Counsel, Inc.; Vice President, Phoenix Equity Opportunities Fund; Vice President, National Securities & Research Corporation; Vice President, National Total Return Fund (May, 1993-December, 1993)

WILLIAM R. MOYER, 50, Vice President since 1990. Vice President, Investment Products Finance, Phoenix Home Life Mutual Insurance Company; Senior Vice President, Finance, and Treasurer, Phoenix Equity Planning Corporation and Phoenix Investment Counsel, Inc.; Vice President, the Phoenix Funds; Senior Vice President, Finance, PHL Mutual Funds Holdings, Inc., National Securities & Research Corporation; Senior Vice President and Chief Financial Officer, W.S. Griffith & Co., Inc. and Townsend Financial Advisers, Inc; Senior Manager, Price Waterhouse (until 1990). Vice President, the National Affiliated Investment Companies (May, 1993-December, 1993).

LEONARD J. SALTIEL, 41, Vice President since 1994. Vice President, Investment Operations, Phoenix Home Life Mutual Insurance Company; Senior Vice President, Phoenix Equity Planning Corporation; Vice President, the Phoenix Funds and National Securities & Research Corporation. Vice President and Controller, Home Life Insurance Company (1990-1992).

PHILIP STEKL, 39, Vice President since 1992. Research Analyst, Phoenix Home Life Mutual Insurance Company; Director, Research, Travelers Corp. (until
1992).

NANCY G. CURTISS, 42, Treasurer since 1994. Second Vice President and Treasurer, Fund Accounting, Phoenix Home Life Mutual Insurance Company; Treasurer, the Phoenix Funds; Vice President, Fund Accounting, Phoenix Equity Planning Corporation.

G. JEFFREY BOHNE, 47, Secretary since 1993 and Clerk since 1994. Vice President and General Manager, Phoenix Home Life Mutual Insurance Company; Secretary, the Phoenix Funds; Vice President, Home Life Insurance Co. (1984-1992).

Audit, Nominating and Executive Committees

The members of the Audit Committee of the Fund include only Directors who are not interested persons of the Fund. The Audit Committee meets with the Fund's auditors to review the scope of auditing procedures, the adequacy of internal controls, compliance by the Fund with the accounting, recordkeeping and financial reporting requirements of the 1940 Act, and possible effect on Fund operations of any new or proposed tax or other regulations applicable to investment companies; reviews services provided under the Investment Adviser Contract and other service agreements to determine if the Fund is receiving satisfactory services at reasonable prices; makes an annual recommendation concerning the appointment of auditors; and reviews and recommends policies and practices relating to principles to be followed in the conduct of Fund operations. The Audit Committee reports the results of its inquiries to the Board of Directors. The Audit Committee currently consists of Messrs. C. Duane Blinn, E. Virgil Conway, James M. Oates, Herbert Roth, Jr. and Richard
E. Segerson. The Audit Committee held four meetings during the fiscal year ended December 31, 1994.

The Nominating Committee consists only of Directors who are not interested persons of the Fund. It recommends to the Board of Directors persons to be elected as Directors. The Nominating Committee held one meeting during the fiscal year ended December 31, 1994. The Nominating Committee currently consists of Messrs. Harry Dalzell-Payne,

Leroy Keith, Jr., Philip R. Reynolds and Herbert Roth, Jr. It will consider individuals proposed by a shareholder for election as a Director. Shareholders wishing to submit the name of any individual must submit in writing a brief description of the proposed nominee's business experience and other information relevant to the qualifications of the individual to serve as a Director of the Fund.

The Executive Committee consists of three Directors, two of whom are not interested persons of the Fund. The Executive Committee is empowered under
Article X of the Fund's By-Laws to act for the Board on matters that can be delegated to a committee. The Executive Committee meets on an as-needed basis as appropriate between Board meetings.

Five meetings of the Board of Directors were held during the fiscal year ended December 31, 1994. During his term in office, each Director attended 100% of the total number of meetings of the Board. Each Director who served on a committee attended 100% of the committee's meetings.


For services rendered to the Fund during the fiscal year ended December 31, 1994, persons serving as Directors during that period received an aggregate of $13,527 from the Fund as Directors' fees.


For his services on the Boards of the Phoenix Funds and the mutual funds managed by National Securities and Research Corporation, an affiliate of the Adviser, each Director who is not a full-time employee of the Adviser or any of its affiliates currently receives a retainer at the annual rate of $30,000 and $2,000 per joint meeting of the Boards. Each Director who serves on the Audit Committee receives a retainer at the annual rate of $2,000 and $2,000 per joint Audit Committee meeting attended. Each Director who serves on the Nominating Committee receives a retainer at the annual rate of $1,000 and $1,000 per joint Nominating Committee meeting attended. Each Director who serves on the Executive Committee and who is not an interested person of the Fund receives a retainer at the annual rate of $1,000 and $1,000 per joint Executive Committee meeting attended. For the Fund alone, each Director who is not a full-time employee of the Adviser or any of its affiliates receives for his services a retainer at the annual rate of $3,000 and a fee of $200 per meeting attended; each Director who serves on the Audit Committee of the Fund receives a retainer at the annual rate of $200 and $200 per Audit Committee meeting attended; each Director who serves on the Nominating Committee of the Fund receives a retainer at the annual rate of $100 and $1,000 per joint Nominating Committee meeting attended; and each Director who serves on the Executive Committee and who is not an interested person of the Fund receives a retainer at the annual rate of $100 and $1,000 per joint Executive Committee meeting attended. Officers are compensated for their services by the Adviser and receive no compensation from the Fund.

For the Fund's last fiscal year, the Directors received the following compensation:


                              COMPENSATION TABLE

                                                                                      Total
                                              Pension or                          Compensation
                                              Retirement                            From Fund
                                               Benefits          Estimated          and Fund
                            Aggregate          Accrued            Annual           Complex (10
                           Compensation    as Part of Fund     Benefits Upon     Funds) Paid to
Name                        From Fund          Expenses         Retirement          Directors
C. Duane Blinn               $2,000*                                                 $50,000
Robert Chesek                $1,600                                                  $40,000
E. Virgil Conway             $2,080                                                  $52,000
Harry Dalzell-Payne          $1,680                                                  $42,000
Leroy Keith, Jr.             $1,680             None               None              $42,000
Philip R. McLoughlin             $0            for any            for any                 $0
James M. Oates               $2,000           Director           Director            $50,000
Philip R. Reynolds           $1,680                                                  $42,000
Herbert Roth, Jr.            $2,160*                                                 $54,000
Richard E. Segerson          $2,000                                                  $50,000

*This compensation (and the earnings thereon) was deferred pursuant to the Directors' Deferred Compensation Plan.

              THE DIRECTORS RECOMMEND A VOTE "FOR" THE ELECTION
                        OF THE NOMINEES FOR DIRECTORS

                                PROPOSAL NO. 2

               RATIFICATION OR REJECTION OF SELECTION OF AUDITORS

On the recommendation of the Audit Committee, the Directors (including all of the Directors who are not interested persons of the Fund) have selected Price Waterhouse, independent accountants, to audit financial statements of the Fund filed with the Securities and Exchange Commission and other regulatory authorities. The Fund has been advised that neither such firm nor any of its partners has any financial interest in the Fund. The selection of auditors is subject to ratification or rejection by the shareholders at the meeting.

A representative of Price Waterhouse, auditors for the Fund for the fiscal year ended December 31, 1994, will be present at the meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

The Fund's auditors examine the financial statements of the Fund annually, issue reports on internal controls and procedures for inclusion in Securities and Exchange Commission filings for the year, review the Fund's semi-annual financial statements and prepare or review the Fund's income tax returns.

               THE DIRECTORS RECOMMEND A VOTE "FOR" RATIFICATION
                         OF THE SELECTION OF AUDITORS

                            SHAREHOLDER PROPOSALS

Any proposal by a shareholder of the Fund intended to be presented at the 1996 Annual Meeting of Shareholders of the Fund must be received by the Fund at 101 Munson Street, Greenfield, Massachusetts 01301 no later than February 14, 1996.

                                MISCELLANEOUS

Management knows of no other matters to be brought before the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment on such matters.

All shareholders are urged to complete, sign, and return their proxies. The enclosed proxy is revocable and will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors,
G. Jeffrey Bohne, Clerk

Greenfield, Massachusetts
June 20, 1995

                        PHOENIX TOTAL RETURN FUND, INC.
                              101 Munson Street
                       Greenfield, Massachusetts 01301
                  Proxy for a Special Meeting in lieu of the
                        Annual Meeting of Shareholders
                                July 27, 1995

                                    PROXY


The undersigned shareholder of Phoenix Total Return Fund, Inc. (the "Fund"), revoking any and all previous proxies heretofore given for shares of the Fund held by the undersigned, hereby constitutes and appoints Philip R. McLoughlin, Patricia O. McLaughlin, and Richard J. Wirth and each of them, proxies and attorneys of the undersigned, with power of substitution to each, for and in the name of the undersigned to vote and act upon all matters (unless and except as expressly limited below) at the Special Meeting in lieu of the Annual Meeting of Shareholders of the Fund to be held on July 27, 1995 at the office of the Fund, 101 Munson Street, Greenfield, Massachusetts, and at any and all adjournments thereof, with respect to all shares of the Fund held by the undersigned or with respect to which the undersigned would be entitled to vote or act, with all the powers the undersigned would possess if personally present and to vote with respect to specific matters as set forth on the reverse.


To avoid the expense of adjourning the Meeting to a subsequent date, please return this proxy in the enclosed self addressed, postage-paid envelope.

This proxy, if properly executed, will be voted in the manner as directed herein by the undersigned shareholder. Unless otherwise specified in the squares provided, the undersigned's vote will be cast "FOR" each Proposal. If no direction is made for any Proposals, this proxy will be voted "FOR" any and all such Proposals.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE FUND WHICH RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS

PLEASE MARK VOTES AS IN THIS EXAMPLE [ ]


PROPOSAL 1.          To fix the number of          WITHHOLD
ELECTION OF          Directors at eleven and       AUTHORITY
DIRECTORS            elect Directors (except       to vote for all [ ]
                     as marked to the
                     contrary below) [ ]

[ ] FOR ALL EXCEPT:*


Nominees:

D. Blinn
R. Chesek
V. Conway
H. Dalzell-Payne
L. Keith
P. McLoughlin
J. Oates
P. Reynolds
H. Roth
R. Segerson
L. Weicker


*(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "For All Except" box and strike a line through the nominee's name. Unless authority is withheld to vote for all nominees, the persons named as proxies shall vote to fix the number of Directors at eleven.)



PROPOSAL 2. RATIFICATION OF SELECTION OF PRICE WATERHOUSE LLP AS AUDITORS
[ ] FOR   [ ] AGAINST   [ ] ABSTAIN



PROPOSAL 3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
Shareholder sign here x: ______________________________ Date: _______________
Co-owner sign here x: ________________________________ Date: ________________



This proxy may be revoked by the shareholder(s) at any time prior to the Special Meeting in lieu of the Annual Meeting.

NOTE: Please sign exactly as your name appears hereon. If shares are registered in more than one name, all registered shareholders should sign this proxy; but if one shareholder signs, this signature binds the other shareholder. When signing as an attorney, executor, administrator, agent, trustee, or guardian, or custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name by an authorized person. If a partnership, please sign in partnership name by an authorized person.

RECORD DATE SHARES: